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                                                                    Exhibit 99.1


                                                   For More Information Contact:
                                               Stacey Levitz, Investor Relations
                                                                Netcentives Inc.
                                                                    415.615.2365
                                                          stacey@netcentives.com


     Netcentives Sells 49% Equity Ownership in Golden Retriever Systems, LLC

SAN FRANCISCO, August 21, 2001 -- Netcentives Inc.(TM) (Nasdaq: NCNT) today announced, consistent with its restructuring plan, that it has sold its 49% membership interest in Golden Retriever Systems, LLC (GRS) to Vital Processing Services(R) (Vital(R)). Proceeds from the transaction will be used to fund current operations and reduce the Company's secured liabilities. The parties also negotiated a termination of the Put Agreement.

Netcentives acquired its 49% interest in GRS through the acquisition of UVN Holdings, Inc. (UVN) in March 2000. GRS technology provides the back-end technology for Netcentives' registered credit card programs. In connection with the sale of its interest, Netcentives and GRS extended the term of the current license and service agreement whereby Netcentives will continue to operate the Momentum shopping programs for Delta and United.

Eric Larsen, Chairman and Chief executive Officer said, "The sale of GRS, and our ability to reduce the Company's liability, mark two milestones in our restructuring process. We will continue to implement our plan of divesting non-core assets, downsizing our real estate footprint, narrowing our R&D focus, and reviewing accounts payable to prioritize liabilities and preserve cash flow."

"Vital is excited about the opportunity to purchase the remaining ownership of GRS," said Jonathan Palmer, president and CEO of Vital Processing Services.

About Vital Processing Services

Arizona-based Vital Processing Services(R) (Vital(R)) is a leader in technology-based commerce enabling services. Vital's clients include acquirers and merchant service providers that offer electronic payment processing services to merchants. Vital provides leading point-of-sale (POS) products and services, electronic authorization and data capture; VirtualNet Internet-commerce services; clearing, settlement and exception processing; accounting, billing and reporting; risk management; and customer service. Vital is a merchant processing joint venture of Visa U.S.A. and TSYS(R) ("NYSE: TSS"), a global leader in payments processing. Additional information regarding Vital can be found at www.vitalps.com.

(C)2001 Netcentives Inc. All rights reserved. Netcentives is a trademark of Netcentives Inc. Other product and company names herein may be trademarks of their respective owners.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Netcentives' restructuring plans and other business and financial matters. Future and actual results and performances could differ materially from the results and performances expressed in forward looking statements. Forward-looking statements involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties include, but are not limited to, the following: the ability to raise additional financing in the current economic environment; the effect of continued weakness of general economic factors on the overall demand for products and services which could result in decreased revenues or lower revenue growth rates and increased uncertainty as to revenues in future periods; the uncertainty of timing of redemption of loyalty currencies which could deplete cash reserves sooner than anticipated; intense competition for products and services; and other important factors, including those mentioned in various Securities and Exchange Commission filings made periodically by Netcentives. The forward-looking statements contained in this press release speak only as of the date hereof and Netcentives expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in Netcentives' expectations or future events.